THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE NOVEMBER ___, 2007." [Instruction for Date: Insert the date that is 4 months and a day after the Closing Date]

CONFIDENTIAL
PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(Subscribers Resident in British Columbia or Overseas)

TO: Pan American Gold Corporation (the "Company")
Suite 501 – 1540 West 2nd Avenue
Vancouver, BC V6J 1H2

Purchase of Units

1. **Subscription**

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase 1,000,000 units (the "Units") at a price per Unit of US$0.05 (such subscription and agreement to purchase being the "Subscription"), for an aggregate purchase price of US$ 50,000 (the "Subscription Proceeds"). x managed accounts

1.2 Each Unit will consist of one common share in the capital of the Company (each, a "Share") and one common share purchase warrant (each, a "Warrant") subject to adjustment. Each Warrant shall be non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a "Warrant Share"), as presently constituted, for a period of twenty-four months commencing from the Closing (as defined hereafter), at a price per Warrant Share of US$0.05. Certificate(s) representing the Warrants will be in the form attached as Exhibit A. The Shares, Warrants and the Warrant Shares are referred to as the "Securities".

1.3 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Units to the Subscriber.

1.4 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of Units contemplated hereby (the "Offering") is part a private placement of up to an aggregate of 2,000,000 Units.

2. **Payment**

2.1 The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a Canadian chartered bank, or a bank in the United States reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be

wired to the Company or its lawyers pursuant to wiring instructions that will be provided to the Subscriber upon request. If the funds are wired to the Company's lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

2.2 The Subscriber acknowledges and agrees that this Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Agreement by the Subscriber, this Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement.

2.3 Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3. **Documents Required from Subscriber**

3.1 The Subscriber must complete, sign and return to the Company:

(a) an executed copy of this Agreement; and

(b) a British Columbia Accredited Investor Questionnaire in the form attached as Exhibit B (the "Questionnaire").

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board and applicable law.

4. **Closing**

4.1 Closing of the offering of the Securities (the "Closing") shall occur on or before July 31, 2007, or in such other date as may be determined by the Company (the "Closing Date"). The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares and the Warrants to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5. **Acknowledgements of Subscriber**

5.1 The Subscriber acknowledges and agrees that:

(a) none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in accordance with any applicable state, provincial and foreign securities laws;

(b) the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c) the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Securities

and Exchange Commission and Canadian Securities Commissions and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(d) if the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

(e) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f) there is no government or other insurance covering the Securities;

(g) there are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record;

(h) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the *Securities Act* (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(i) the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares or Warrant Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares or Warrant Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(j) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(k) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(l) the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(m) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on

any stock exchange or automated dealer quotation system; except that currently the common shares of the Company are quoted for trading on the OTC Bulletin Board;

(n) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Shares and the Warrant Shares under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(o) the Company will refuse to register any transfer of the Shares or the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(p) the statutory and regulatory basis for the exemption claimed for the offer Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(q) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

  (i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

  (ii) applicable resale restrictions; and

(r) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6. <u>Representations, Warranties and Covenants of the Subscriber</u>

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(b) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(d) the Subscriber is (tick one or more of the following boxes):

(A)	a director, executive officer, employee or control person of the Company or an affiliate of the Company	☐
(B)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or control person of the Company or an affiliate of the Company	☐
(C)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer, founder or control person of the Company or an affiliate of the Company	☐
(D)	a close personal friend of a director, executive officer, founder or control person of the Company	☐
(E)	a close business associate of a director, executive officer, founder or control person of the Company or an affiliate of the Company	☐
(F)	an accredited investor	☒
(G)	a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F	☐
(H)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F	☐
(I)	purchasing as principal Units with an aggregate acquisition cost of not less than CDN$150,000	☐

(e) if the Subscriber has ticked one or more of boxes B, C, D, E, G or H in Section 6.1(d) above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

____

(Instructions to Subscriber: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box G or H, also indicate which of A to F describes the securityholders, directors, trustees or beneficiaries which qualify you as box H or I and provide the names of those individuals. Please attach a separate page if necessary).

(f) If the Subscriber has ticked box F in Section 6.1(d) above, the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the Subscriber provides to the Company, along with an executed copy of this Subscription:

(i) a fully completed and executed Questionnaire in the form attached as Exhibit B hereto; and

(ii) such other supporting documentation that the Company or its legal counsel may request to establish the undersigned's qualification as an Accredited Investor;

(g) the Subscriber is not a U.S. Person and is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(h) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Agreement;

(i) the sale of the Securities to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(j) the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(k) the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Securities as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(l) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(m) the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Units and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(n) all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company;

(o) the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(p) the Subscriber acknowledges that the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(q) the Subscriber is not aware of any advertisement of any of the Securities; and

(r) no person has made to the Subscriber any written or oral representations:

   (i) that any person will resell or repurchase any of the Securities;

   (ii) that any person will refund the purchase price of any of the Securities;

   (iii) as to the future price or value of any of the Securities; or

(iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

7. **Acknowledgement and Waiver**

7.1 The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

8. **Legending of Subject Securities**

8.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE ______________________." **[Instruction for Date: Insert the date that is 4 months and a day after the Closing Date]**

8.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

9. Costs

9.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

10. **Governing Law**

10.1 This Agreement is governed by the laws of the Province of British Columbia. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

11. **Survival**

11.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

12. **Assignment**

12.1 This Agreement is not transferable or assignable.

13. **Severability**

13.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

14. **Entire Agreement**

14.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

15. **Notices**

15.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 9 and notices to the Company shall be directed to it at Pan American Gold Corporation, Suite 501 – 1540 West 2nd Avenue, Vancouver, BC V6J 1H2 Attention: Steve Bajic, Fax No. (604) 738-3912.

16. **Counterparts and Electronic Means**

16.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

17. **Delivery Instructions**

17.1 The Subscriber hereby directs the Company to deliver the Share and Warrant Certificates to:

SWISS American Sec. as per enclosed details

(name)

(address)

17.2 The Subscriber hereby directs the Company to cause the Shares to be registered on the books of the Company as follows:

Bank Sal.Oppenheim jr. & cie (Switz) Ltd.

(name)

(address)

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date of acceptance by the Company.

Bank Sal.Oppenheim jr. & Cie (Switz) Lt

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

B.Achermann U.Fricker
Auth.Officer Director

(Address of Subscriber)

Uraniastr.28, CH-8022 Zürich

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

delivery / reg. instructions

Your counter-party	Bank Sal. Oppenheim jr. & Cie. (Switzerland) Ltd. Uraniastrasse 28 CH-8022 Zurich / Switzerland
Special instructions	For each trade you have executed on our behalf we must receive a confirmation by the day following the trade-date to our fax no. +41-1-214 2271 including the following details:
	Security name and ID, trade-date, settlement-date, currency, price, net-amount
Delivery instructions	All trades will only be settled on a delivery-against-payment basis.
Custodian for US$-equities	Swiss American Securities Inc., 12 East 49th Street, New York, NY 10017 A/c 960-2723-1 Bank Sal. Oppenheim Zurich Account officer: Mrs. Cathy Arreola Phone no. (212) 612 8844, fax no. (212) 767 9216 Certificates has to be registered in the following name: Bank Sal. Oppenheim jr. & Cie. (Schweiz) AG
Custodian for CA$-equities	RBC Dexia Investor Services Securities Cage / Vault Department RBC Plaza, 200 Bay Street, South Tower, SL Level, Toronto, Ontario M5J 2J5 / Canada a/c M12078211 Bank Sal. Oppenheim, Zurich/Switzerland Nominee: ROYTOR & Co. phone no: (416) 974 7408 / fax no: (416) 974 8857 Mrs. Euadne Callender
Contact person at Our bank	Settlement department: Mr. René Wyss (phone no. +41-1-214 2297) Fax no. +41-1-214 2328 Trading department: Mr. Marc Bühler (phone no. +41-1-214 2269) Mr. Jörg Walti (phone no. +41-1-214 2354) Fax no. +41-1-214 2334

ACCEPTANCE

The above-mentioned Agreement in respect of the Shares is hereby accepted by Pan American Gold Corporation.

DATED at Vancouver BC, the 24th day of August, 2007.

PAN AMERICAN GOLD CORPORATION

Per: ______________________
Authorized Signatory

EXHIBIT B

MULTILATERAL INSTRUMENT 45-106

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure **PAN AMERICAN GOLD CORPORATION** (the "Company") that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 ("NI 45-106"), as adopted by the Securities Commissions in Canada, in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction end the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐ (a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the *Bank Act* (Canada);

☐ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank Act* (Canada);

☐ (c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland);

☐ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐ (f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l'ile de Montreal or an intermunicipal management board in Québec;

☐ (h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

☐ (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

☐ (m) a person, other than a person or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

☐ (n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

4

A SWiss Bank

XXXX ☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

☐ (u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

☐ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of July 24th, 2007.

If a Corporation, Partnership or Other Entity:

Bank Sal.Oppenheim jr. & Cie (Switz)

Print or Type Name of Entity

Signature of Authorized Signatory

B.Achermann U.Fricker

Auth.Officer Director

Type of Entity

A SWISS BANK

If an Individual:

Signature

Print or Type Name